Exhibit 107

Calculation of Filing Fee Table

424(b)(7)
(Form Type)

FRESHPET, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	457(c)	194,218	$46.64	$9,058,328	0.0000927	$840

Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$9,058,328		$840
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$840

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the registrant’s registration statement on Form S-3, filed by the registrant on February 25, 2020.

(2)
The shares of common stock will be offered for resale by the selling stockholder identified in the registration statement pursuant to the prospectus contained therein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on September 26, 2022, as reported on NASDAQ.

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